UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2003

WOODWORKERS WAREHOUSE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3579658
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

000-33289
(Commission File Number)

126 Oxford Street Lynn, Massachusetts 01901-1132

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 853-0900

Item 5.	Other Events

As previously reported, Woodworkers Warehouse, Inc. (the “Company”) did not comply with the second-quarter EBITDA covenant contained in the Loan and Security Agreement (the “Loan Agreement”) by and among the Company, Bank of America, N.A., Foothill Capital Corporation and Transamerica Business Capital Corporation (the “Lenders”). As a result, an event of default exists under the Loan Agreement.

On October 27, 2003 the Company and the Lenders entered into a Forbearance Agreement (the “Forbearance Agreement”), whereby the Lenders have agreed, notwithstanding the existing event of default and subject to the terms and conditions of the Forbearance Agreement (which are summarized below), (a) to refrain from exercising their default remedies under the Loan Agreement and (b) to continue making revolving loans to the Company in accordance with the Loan Agreement, in each case until December 20, 2003, the date by which the Company intends to complete the proposed transaction described below.

Proposed Transaction

As previously reported, the Company has had preliminary discussions with a replacement lender and a strategic investor regarding a proposed transaction (“Proposed Transaction”) whereby (i) the strategic investor would (a) through a tender offer, acquire the Company’s outstanding stock and the Company’s $2.0 million bankruptcy payment obligation and (b) provide the Company with subordinated debt financing and (ii) the Company (or its successor) would enter into a new credit facility with the replacement lender and satisfy the outstanding amounts under the Loan Agreement. Although it is the Company’s intention to complete the Proposed Transaction on or prior to December 20, 2003, the preliminary discussions are ongoing and the Company can provide no assurance that the Proposed Transaction will occur by such date, on the terms described above or at all.

Summary of the Forbearance Agreement

Delivery of Commitment Letter and Definitive Merger Agreement

Under the terms of the Forbearance Agreement, the Company is required to (1) provide the Lenders with a commitment letter (“Commitment Letter”) on or before November 7, 2003, whereby a replacement lender will commit to refinance the indebtedness of the Company under the Loan Agreement and pay the Lenders an amount equal to 100% of the outstanding amounts under the Loan Agreement and (2) provide the Lenders with a definitive merger agreement between the Company and a strategic investor (the “Merger Agreement”) on or before November 15, 2003, whereby such investor will agree to acquire the Company’s outstanding stock and $2 million bankruptcy payment obligation. The Forbearance Agreement also requires that the strategic investor file a tender offer statement with the Securities and Exchange Commission (“SEC”) no later than November 21, 2003 and that the Company file with the SEC its recommendation with respect to the tender offer within 10 business days thereafter.

The Company can provide no assurance that (1) the Commitment Letter will be obtained, (2) the Merger Agreement will be entered into or (3) the above described tender offer documents will be filed, in each case by the dates or on the terms required by the Forbearance Agreement or at all.

Reduction of the Borrowing Base

The Forbearance Agreement has also accelerated certain reductions of the Borrowing Base under the Loan Agreement. Under the terms of the Loan Agreement, the Borrowing Base is: (a) the lesser of (i) 65% of the cost of eligible store and warehouse inventory or (ii) 85% of the orderly liquidation value of the inventory, plus (b) 50% of the value of inventory covered by merchandise letters of credit, plus (c) 85% of the value of eligible credit card and trade accounts receivable.

As a result of the Forbearance Agreement, on each of October 31, 2003, November 30, 2003, December 15, 2003, and December 31, 2003, the percentages in clauses (a) and (b) above will be reduced by one percentage point. Prior to the Forbearance Agreement, such percentages would have been reduced by (i) two percentage points effective as of November 30, 2003, (ii) an additional two percentage points effective as of December 31, 2003 and (iii) an additional one percentage point effective as of January 31, 2004.

Termination Events

The Lenders’ agreement to refrain from exercising their default remedies under the Loan Agreement is subject to termination upon the occurrence of any of the following events (each, a “Termination Event”): (1) the Company’s failure to make a required payment under the Loan Agreement, (2) the Company’s breach of any representation or warranty contained in the Forbearance Agreement or the Company’s misrepresentation of a fact or fraud in any certificate, document or information submitted or communicated by the Company to the Lenders in connection with the Forbearance Agreement (with the exception of the existing default described above), (3) the Company’s breach or violation of any term, covenant, agreement, obligation or condition contained in the Forbearance Agreement, (4) the commencement of any action against the Company by one of its creditors to collect a debt or obligation exceeding $250,000 (or the Company’s confession of judgment in favor of any such creditor for such amount), (5) the termination of the Commitment Letter or its failure to be acceptable, in form and substance, to the Lenders, (6) the termination of the effectiveness of the Merger Agreement or the above described tender offer documents, (7) the commencement of litigation by the Company against the Lenders in connection with the Loan Agreement, or (8) the commencement of any federal or state bankruptcy, insolvency or similar proceeding by or against the Company.

The Lenders’ agreement to continue making revolving loans to the Company in accordance with the terms of the Loan Agreement is subject to termination upon the occurrence of any of the Termination Events described in clauses (1) through (4) above.

Forbearance Fee

The Company agreed to pay the Lenders an aggregate fee of $10,000 in connection with the Forbearance Agreement.

The foregoing summary is qualified in its entirety by the full text of the Forbearance Agreement, a copy of which is attached hereto as Exhibit 99.1.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements included in this report that do not relate to present or historical conditions are “forward-looking statements” within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Additional oral or written forward-looking statements may be made by the Company from time to time, and such statements may be included in documents other than this report that are filed with the Securities and Exchange Commission. Such forward-looking statements involve risks and uncertainties that could cause results or outcomes to differ materially from those expressed in such forward-looking statements. Forward-looking statements in this report and elsewhere may include without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions and adequacy of resources and are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “forecasts,” “intends,” “possible,” “expects,” “estimates,” “anticipates,” or “plans” and similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the following:

•	The Commitment Letter may not be obtained by the date or on the terms required by the Forbearance Agreement.

•	The Merger Agreement may not be entered into by the date or on the terms required by the Forbearance Agreement.

•	The tender offer documents described herein may not be filed by the dates required by the Forbearance Agreement or at all.

•	One or more Termination Events, as further described above, may occur prior to completion of the Proposed Transaction, in which case the Lenders could exercise their default remedies under the Loan Agreement and/or refuse to make revolving loans to the Company under the Loan Agreement.

If any of the above mentioned risks or uncertainties actually occur, the Lenders may exercise their default remedies under the Loan Agreement in which case the Company may need to commence a liquidation of its assets.

Item 7.	Financial Statements, Pro Forma Financial Statements and Exhibits.

99.1	Forbearance Agreement, dated as of October 27, 2003, by and among the Company, Bank of America N.A., Foothill Capital Corporation and Transamerica Business Capital Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 29, 2003

WOODWORKERS WAREHOUSE, INC.

(Registrant)

By:	/s/ Walter Spokowski

Walter Spokowski
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Page
99.1	Forbearance Agreement, dated as of October 27, 2003, by and among Woodworkers Warehouse, Inc., Bank of America N.A., Foothill Capital Corporation and Transamerica Business Capital Corporation.	7